UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

February 8, 2007
(Date of earliest event reported)

GRIFFIN LAND & NURSERIES, INC.
(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

One Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On February 8, 2007, Griffin Land & Nurseries, Inc. (“Griffin” or the “Registrant”) issued a press release regarding a lawsuit brought against Griffin by a legal services organization on behalf of certain individuals employed by an independent farm labor contractor previously engaged by Griffin’s subsidiary, Imperial Nurseries, Inc. (“Imperial”), to provide potting labor at Imperial’s Connecticut farming operation. Attached as Exhibit 99.1 to this Report is Griffin’s February 8, 2007 press release, which is hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1: Registrant's February 8, 2007 Press Release (attached hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN LAND & NURSERIES, INC.

/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: February 8, 2007

NEWS FROM:		Exhibit 99.1

GRIFFIN LAND & NURSERIES, INC.	CONTACT:
Peter M. Hamilton
Rubenstein Associates
(212) 843-8015

GRIFFIN RELEASES STATEMENT ON FEDERAL COURT ACTION

NEW YORK, NEW YORK (February 8, 2007) Griffin Land & Nurseries, Inc. (Nasdaq: GRIF) (“Griffin”) on behalf of its subsidiary, Imperial Nurseries, Inc. (“Imperial”) issued the following statement as related to a lawsuit filed today in Federal District Court in Hartford, Connecticut, seeking civil damages against Imperial over alleged exploitation of subcontracted labor and fraudulent practices as related to that labor.

Monte B. Lake, attorney for Imperial and its corporate parent, said:

"Griffin Land & Nurseries and Imperial Nurseries have always tried to be good corporate citizens. Griffin is one of the largest, most established and well-respected private landowners in Connecticut with over 4,000 acres of holdings in ten communities in the Connecticut River Valley.”

“In June 2006, the U.S. Department of Labor investigated human trafficking allegations involving workers engaged by Pro Tree Forestry Services, an independent labor contractor that Imperial Nurseries had retained. During this investigation, DOL representatives visited these Pro Tree workers’ homes to ensure that they had adequate housing, inspected their vehicles to ensure they had safe transportation and interviewed them fully to ascertain that these workers were not being held against their will. Imperial Nurseries cooperated fully with the DOL representatives, and gave them a meeting space to conduct their interviews. The DOL later advised Imperial that they were satisfied over the Pro Tree workers’ living conditions and transportation and found no basis for the human trafficking allegations.”

“Imperial was also advised by the DOL that it determined that certain employees of Pro Tree were not being paid the legally required wage.  Imperial was appalled to hear that Pro Tree was not paying its employees appropriately, because it paid Pro Tree well in excess of what it would need to pay their employees in compliance with applicable law.”

“As a result of the DOL investigation, Imperial terminated its contract with Pro Tree on June 30th. In addition, Imperial offered to give the DOL the final payment Imperial owed to Pro Tree so that the DOL could pay these Pro Tree workers directly.  The DOL was unable to do this and Imperial paid Pro Tree in full in the hope it would do the right thing and pay its employees.
If the Pro Tree employees were not paid the legally required wages, Griffin and Imperial are in sympathy with them.”

“Griffin and Imperial are confident that the allegations will be found to be without merit, as against either of them. Griffin expects that any allegations found to be true will relate to the conduct of Pro Tree, which was responsible for compensating its own employees, and not to Imperial or Griffin.”

Griffin operates a real estate business under its Griffin Land division and a landscape nurseries business, Imperial Nurseries, Inc.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin.